Exhibit 99.1

FOR IMMEDIATE RELEASE

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TSS, INC. UPDATES STATUS OF 10-K FILING

Round Rock, TX – April 16, 2015 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, is providing an update with respect to the completion of its 2014 financial statements and the filing of its 2014 Annual Report on Form 10-K.

On March 31, 2015, the company announced preliminary financial results and that it had filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission due to its inability to file its 2014 Annual Report on Form 10-K within the required time frame without unreasonable effort and expense. The fifteen day extension for the filing of the company’s Annual Report on Form 10-K permitted by the Form 12b-25 expired on April 15, 2015. The work being conducted to finalize the 2014 audited financial statements is ongoing, and the company believes significant progress is being made toward completion.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Company Contact:

TSS, Inc.

John Penver,

Chief Financial Officer

Phone: (512) 310-1000

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